                                                                     EXHIBIT 3.1

                                 CERTIFICATE
                           [SEAL OF STATE OF NEVADA]
STATE OF NEVADA                                               SECRETARY OF STATE


     I, CHERYL A. LAU, Secretary of State of the State of Nevada, do hereby certify that
                                  UCAP, INC.
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did on the TWENTY-FIFTH day of FEBRUARY, 1991, file in this office the original
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Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, this TWENTY-FIFTH day of FEBRUARY,
                                                 ------------        --------
A.D. 1991.
       --

[SEAL]

                                               /s/ CHERYL A. LAU
                                               --------------------------------
                                                             Secretary of State

                                               By /s/ RUTH SUNTERIN
                                                  -----------------------------
                                                                         Deputy

            FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          FEB 25 1991
            1401-91
CHERYL A. LAU SECRETARY OF STATE
      /s/ CHERYL A. LAU

No. _______________

                           ARTICLES OF INCORPORATION
                                       OF
                                   UCAP, INC.

KNOW ALL MEN BY THESE PRESENTS:

     We, the undersigned, have associated together for the purpose of forming a corporation under the Corporation Laws of the State of Nevada, as set forth in Chapter 78, NRS, and to that end we do hereby declare and certify the facts stated herein are true.

                                   ARTICLE I
                                   ---------

     The name of the corporation is: UCAP, INC.

                                  ARTICLE II
                                  ----------

     The location of the first principal office of this corporation within the State of Nevada, will be Pacific Stock Transfer Company, 1641 E. Sunset Road, Suite B109, P.O. Box 93385, Las Vegas Nevada and stock holders, directors and officers of the corporation may hold meetings, and maintain offices at such place or places, inside or outside of the State as is deemed necessary and any business transacted at such meetings, or in such offices, shall be effective as if held at the principal place of business in the State of Nevada. The Resident Agent for this corporation is Pacific Stock Transfer Company, 1641 E. Sunset Road, Suite B109, P.O. Box 93385, Las Vegas, Nevada, and it is in charge of said principal office of said corporation in Nevada.

                                  ARTICLE III
                                  -----------

The nature of the business to be transacted, promoted and carried on, and for which the corporation is formed, is to engage in, carry on and conduct any lawful business or activity; to perform and exercise any and all acts and things which a natural person could do or exercise which now or hereafter may be permitted by law in establishing and carrying on any business, or for the purpose of obtaining any of its objectives or purposes; and to perform any and every act and thing necessary, suitable or proper to accomplish and carry out the purposes and objectives above set forth or which at any time may become necessary thereto. The foregoing statement shall be construed as a statement of both purposes and powers.

                                  ARTICLE IV
                                  ----------

     The members of the governing Board of the Corporation shall be styled "Directors" and their number shall be not less than three (3) nor more than nine
(9), in this respect, the Board of Directors of this corporation shall be expressly vested with the power to increase and decrease the number of directors within the limits above stated as provided in NRS Section 78.330, except that no decrease in the number of directors shall prevent any incumbent director from serving the balance of the term for which he was duly elected or appointed, unless he is removed from office in accordance with law. All vacancies, including those caused by an increase in the number of directors may be filled by a vote of the majority of the remaining directors, though less than a quorum. Directors so appointed shall serve until the next annual meeting of stockholders or until their successors are elected and qualified.

     The first Board of Directors of this corporation shall consist of three (3) members, whose names and addresses are as follows:

     ROBERT HOFFMAN, 17821 Mitchell Avenue, Irvine, CA. 92714

     LORNE G. MORPHEW, 17821 Mitchell Avenue, Irvine, CA. 92714

     ROBERT E. GOVE, 17821 Mitchell Avenue, Irvine, CA. 92714

                                   ARTICLE V
                                   ---------

     The amount of total authorized stock of this corporation shall consist of Seventy-Five (75,000,000) shares of common stock having a par value of One-Tenth of a Cent (.001) per share, or a total amount of Seventy-Five Thousand Dollars ($75,000.00).

                                  ARTICLE VI
                                  ----------

     The capital stock of this corporation, when issued and delivered, shall conclusively be deemed to have been paid for in full and shall not be subject to assessment to pay the debts of the corporation, or for any other reason, after the subscription price or par value has been paid.

                                  ARTICLE VII
                                  -----------

     There shall be no cumulative voting of stock. Each shareholder shall have one vote for each and every share of common stock owned by him or her or standing in his or her name on the books of the corporation.

                                 ARTICLE VIII
                                 ------------

     The private property of the stockholders of the corporation shall be, and hereby is, made forever exempt from liability for the debts or obligations of the corporation.

                                  ARTICLE XI
                                  ----------
     The names and addresses of the Incorporators of this corporation are as follows:

     ROBERT E. GOVE, 17821 Mitchell Avenue, Irvine, CA. 92714

                                   ARTICLE X
                                   ---------

     The duration of this corporation shall be perpetual.


     IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of February,
                                                          ---        --------
1991.

                                                       /s/ ROBERT E. GOVE
                                                       ---------------------
                                                       Robert E. Gove


STATE OF CALIFORNIA       )
                          )  SS
COUNTY OF Los Angeles     )

     On this 7th day of February   , 1991, personally appeared before me, a
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Notary Public, Robert E. Gove known to me to be the person who executed the foregoing instrument, and upon oath did depose that he is the Incorporator of said corporation, and that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     WITNESS my hand and seal.

[SEAL]
   OFFICIAL NOTARY SEAL
      BEVERLY LIGAS
Notary Public -- California
     LOS ANGELES COUNTY
My Comm. Expires DEC 23, 1994

                                                           /s/ BEVERLY LIGAS
                                                           -------------------
                                                           NOTARY PUBLIC